Exhibit 10.9.2

SECOND AMENDMENT
TO EMPLOYMENT, NON-INTERFERENCE, NON_SOLICITATION, NON-COMPETITION AND INVENTION ASSIGNMENT AGREEMENT

This Second Amendment to Employment, Non-Interference, Non-Solicitation, Non-Competition and Invention Assignment Agreement is made this ___ day of August 2019, by and between ANANT AGRAWAL ("Agrawal"), and USA TECHNOLOGIES, INC., a Pennsylvania corporation ("USAT").
Background
USAT and Agrawal entered into an Employment, Non-Interference, Non-Solicitation, Non-Competition and Invention Assignment Agreement dated November 9, 2017, as amended by a First Amendment thereto dated February 25, 2019 (collectively, the "Agreement"). As more fully set forth herein, the parties desire to amend the Agreement in certain respects.
Agreement
NOW, THEREFORE, in consideration of the covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:
1. Amendments.
A.    The first sentence of subparagraph (a) of Section 2. Compensation and Benefits of the Agreement is hereby deleted, and the following new sentence is hereby substituted in its place:

“In consideration of his services rendered, effective as of August 1, 2019, USAT shall pay to Agrawal an “Annual Base Salary” of $340,000 per year during the Employment Period, subject to any withholding required by law.”

B.    The following new sentence shall be added to the end of subparagraph (c) of Section 2. Compensation and Benefits of the Employment Agreement:

“Agrawal agrees that any incentive compensation awarded to or received by him under the STI Plan or LTI Plan shall be subject to USAT’s Incentive Compensation Clawback Policy that was adopted on July 31, 2019 as if he were an executive officer of USAT.”

C.    The following shall be added to the end of subparagraph (d) of Section 2. Compensation and Benefits of the Employment Agreement:

“If the target goals under the STI Plan would be achieved for the 2020 fiscal year, Agrawal would earn a cash bonus equal to 48% of his Annual Base Salary. If the year-over-year percentage target goals would be achieved under the LTI Stock Plan for the 2020 fiscal year, Agrawal would earn an award of shares under the LTI Stock Plan with a value equal to 100% of his Annual Base Salary. For the 2020 fiscal year, 50% of Agrawal’s target goals under each of the STI Plan and the LTI Stock Plan shall be agreed upon between the Chief Executive Officer and Agrawal by no later than September 30, 2019, and 50% of the target goals shall be the target goals under each of the STI Plan and the LTI Stock Plan which apply to the executive officers of USAT.”

D. The following new subsection (f) shall be added to Section 1. Compensation of the Agreement:
“(f) Agrawal and the Company acknowledge that effective July 1, 2019, Agrawal is no longer working out of the Company’s Malvern, Pennsylvania offices, and has moved back to San Francisco, California. During the Employment Period, Agrawal shall be permitted to work from and be based out of the San Francisco, California area, and shall not be required to have his principal place of employment at any of the Company’s offices.”

E. The following language shall be deleted from subsection (d) of Section 3. Termination of the Agreement:
“or (iv) a relocation of Agrawal’s principal office and place of business to a location more than thirty (30) miles from USAT’s current office in Malvern, Pennsylvania,”

F. The word “or” shall be inserted before subparagraph (iii) of subsection (d) of Section 3. Termination of the Agreement.
G. Effective July 1, 2019, the housing allowance referred to in subsection (c) and the car allowance referred to in subsection (d) of Section 18. Relocation Expenses of the Agreement shall be discontinued, and the Company shall have no further obligation thereunder or under subsection (e) of such Section.
2. Modification. Except as otherwise specifically set forth in Paragraph 1, the Agreement shall not be amended or modified in any respect whatsoever and shall continue in full force and effect.
3. Effective Time. The amendments to the Agreement made in Paragraph 1 hereof shall be effective from and after the date hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

USA TECHNOLOGIES, INC.

By:    /s/ Stephen P. Herbert
Stephen P. Herbert,
Chief Executive Officer

By:    /s/ Anant Agrawal
ANANT AGRAWAL